UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 2, 2009
MOUNTAIN NATIONAL BANCSHARES, INC.

(Exact name of registrant as specified in charter)

Tennessee	0-49912	75-3036312

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 East Main Street, Sevierville, Tennessee		37862

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (865) 428-7990
N/A

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
          On June 2, 2009, Mountain National Bank (the “Bank”), a wholly-owned subsidiary of bank holding company Mountain National Bancshares, Inc., a Tennessee corporation (the “Company”), entered into a written agreement (the “Agreement”) with the Office of the Comptroller of the Currency, the Bank’s principal federal banking regulator, which requires the Bank to, among other things, reduce its level of wholesale deposits, commercial real estate concentration and criticized assets and strengthen its credit underwriting, loan review and loan workout problem loan identification, particularly within its real estate portfolio.
          The foregoing description of the Agreement is qualified in its entirety by reference to the Agreement, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits
10.1	Agreement, dated June 2, 2009, by and between Mountain National Bank and the Office of the Comptroller of the Currency.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOUNTAIN NATIONAL BANCSHARES, INC.
By:	/s/ Dwight B. Grizzell
	Name:	Dwight B. Grizzell
	Title:	President and Chief Executive Officer

Date: June 5, 2009

EXHIBIT INDEX
10.1	Agreement, dated June 2, 2009, by and between Mountain National Bank and the Office of the Comptroller of the Currency.